UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2025

Hoyne Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-288102 (Commission File Number)	39-2556785 (I.R.S. Employer Identification No.)

810 S. Oak Park Avenue Oak Park, Illinois (Address of Principal Executive Offices)	60304 (Zip Code)

(708) 434-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On November 28, 2025, Hoyne Bancorp, Inc., a Delaware corporation (the “Company”) and the proposed savings and loan holding company of Hoyne Savings Bank, issued a press release announcing that all final regulatory approvals have been received in connection with the previously announced plan to convert Hoyne Savings, MHC from the mutual holding company to the stock holding company form of organization pursuant to a plan of conversion. The closing of the related subscription offering and conversion is expected to occur on December 3, 2025. Trading of the Company’s common stock, par value $0.01, on the Nasdaq Capital Market under the symbol “HYNE” is expected to commence on December 4, 2025.

The Company’s press release, dated November 28, 2025, regarding the receipt of regulatory approvals and the expected closing date is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated November 28, 2025
104	Cover Page Interactive Data File (Embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hoyne Bancorp, Inc.

Date: November 28, 2025	By:	/s/ Walter F. Healy
	Name:	Walter F. Healy
	Title	President and Chief Executive Officer